Exhibit 99.1

Astrana Health, Inc. Reports Second Quarter 2024 Results

Company to Host Conference Call on Wednesday, August 7, 2024, at 2:30 p.m. PT/5:30 p.m. ET

ALHAMBRA, Calif., August 7, 2024 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the second quarter ended June 30, 2024.

“We believe our strong second quarter results and entry into new states reflect the progress, scale, and momentum we continue to build at Astrana as we drive towards our mission to empower entrepreneurial providers and deliver great healthcare to local communities across the country. Strong revenue and adjusted EBITDA growth in the quarter were driven by continued organic growth in our Care Partners segment, the successful integration of the Community Family Care acquisition, and continued success in managing total cost of care for our one million members in value-based, risk-bearing arrangements. Our entry into Arizona and Hawai'i, partnerships with Anthem Blue Cross and Elation Health, and our agreement to acquire Collaborative Health Systems are anticipated to continue driving strong, sustainable, and profitable growth for the Astrana platform. We are excited to continue proving that value-based care can be done successfully in communities across the country," said President and CEO of Astrana Health, Brandon K. Sim.

Financial Highlights for Second Quarter Ended June 30, 2024:

All comparisons are to the quarter ended June 30, 2023 unless otherwise stated.

•	Total revenue of $486.3 million, up 40% from $348.2 million

•	Care Partners revenue of $463.3 million, up 44% from $321.8 million

•	Net income attributable to Astrana of $19.2 million, up 46% from $13.2 million

•	Earnings per share - diluted (“EPS - diluted”) of $0.40, up 43% from $0.28 per share

•	Adjusted EBITDA of $47.9 million, up 34% from $35.8 million

Financial Highlights for Six Months Ended June 30, 2024:

All comparisons are to the six months ended June 30, 2023 unless otherwise stated.

•	Total revenue of $890.6 million, up 30% from $685.5 million

•	Care Partners revenue of $845.6 million, up 33% from $636.4 million

•	Net income attributable to Astrana of $34.0 million, up 29% from $26.3 million

•	EPS - diluted of $0.71, up 27% from $0.56 per share

•	Adjusted EBITDA of $90.2 million, up 38% from $65.6 million

Recent Operating Highlights

•	On May 24, 2024, the Company entered the state of Arizona through its Care Partners segment, partnering with an anchor primary care physician group with over 45 primary care providers serving around 50,000 patients across Medicare, Medicaid, and Commercial lines of business. The group is expected to be onboarded onto Astrana’s Care Enablement platform by the end of 2024.

•	On July 15, 2024, the Company announced a new partnership with Anthem Blue Cross to build and operate primary care clinics aimed at improving access to high-quality healthcare for their shared members.

•	On July 17, 2024, the Company announced its strategic partnership with Elation Health, a technology company whose electronic health record platform is used nationwide by more than 32,000 clinicians. Together, the two organizations will aim to empower primary care providers via value-based arrangements, leveraging both Astrana and Elation’s technology platform and solutions. As part of the partnership, Astrana entered the state of Hawai'i, partnering with a provider organization of over 100 primary care providers serving just under 20,000 primarily Medicare patients. Astrana will serve as the group's exclusive care enablement provider, with providers anticipated to fully integrate onto Astrana’s Care Enablement platform by the end of the third quarter of 2024.

•	On July 24, 2024, the Company entered into a definitive agreement to acquire Collaborative Health Systems ("CHS"), a value-based care enablement organization serving around 2,500 primary care providers and more than 100,000 beneficiaries and a company of Centene Corporation, a leading healthcare enterprise focused on transforming the health of the communities it serves. The acquisition is intended to facilitate the expansion of both Astrana's and CHS' payer-agnostic care delivery capabilities, which serve members across all lines of business, and further empower CHS' providers in the delivery of care to the communities it serves. Astrana and Centene also share a mutual commitment to providing high-quality and coordinated care to members and will continue to work together to expand the scope of their existing value-based partnerships in order to advance that joint mission. The acquisition is expected to close during the fourth quarter of 2024, subject to customary closing conditions and regulatory approval.

	Three Months Ended June 30, 2024
(in thousands)	Care Partners	Care Delivery	Care Enablement	Other	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$463,277	$34,857	$36,172	—	$(48,041)	—	$486,265
% change vs. prior year quarter	44%	32%	3%

Cost of services	379,413	26,252	19,939	—	(12,799)	—	412,805
General and administrative(1)	43,541	6,780	9,315	—	(35,247)	19,005	43,394
Total expenses	422,954	33,032	29,254	—	(48,046)	19,005	456,199

Income (loss) from operations	$40,323	$1,825	$6,918	$—	$5 (2)	$(19,005)	$30,066
% change vs. prior year quarter	45%	221%	(9)%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

2024 Guidance:

Taking all of Astrana's recent growth initiatives and capital allocation strategy into account, the Company is updating its revenue, net income attributable to Astrana, and EPS - diluted guidance for 2024 while reiterating guidance for Adjusted EBITDA for the year ending December 31, 2024.

($ in millions, except per share amounts)	2024 Guidance Range
	Low	High
Total revenue	$1,750	$1,850
Net income attributable to Astrana Health, Inc.	$54	$66
Adjusted EBITDA	$165	$185
EPS – diluted	$1.12	$1.36

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Wednesday, August 7, 2024), during which management will discuss the results of the second quarter ended June 30, 2024. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (888) 437-3179
International (Toll):	+1 (862) 298-0702

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=pihVtJqf.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 41,048 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Astrana Health Management, Inc. (“AHM”), formerly known as Network Medical Management, Inc., who were AHM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to Astrana in order to receive their pro rata portion of Astrana’s common stock as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among Astrana, AHM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into AHM, with AHM as the surviving corporation. Pending such receipt, such former AHM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and Astrana is legally obligated to issue these shares in connection with the merger.

Shares of Astrana’s common stock owned by Allied Physicians of California, a Professional Medical Corporation (“APC”), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Astrana Health, Inc.

Astrana is a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all. Leveraging its proprietary end-to-end technology solutions, Astrana operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, Astrana serves over 10,000 providers and approximately one million patients in value-based care arrangements. Its subsidiaries and affiliates include management services organizations (MSOs), a network of risk-bearing organizations (RBOs) that encompasses independent practice associations (IPAs), accountable care organizations (ACOs), and state-specific entities such as Restricted Knox-Keene licensed health plans in California, and care delivery entities across primary, multi-specialty, and ancillary care. For more information, please visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2024, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, and successful implementation of strategic growth plans, acquisition strategy, including successfully completing and realizing the benefits of anticipated acquisitions, and merger and acquisition integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the Securities and Exchange Commission, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$325,310	$293,807
Investment in marketable securities	2,383	2,498
Receivables, net	132,323	76,780
Receivables, net – related parties	69,269	58,980
Income taxes receivable	22,005	10,657
Other receivables	1,642	1,335
Prepaid expenses and other current assets	17,417	17,450

Total current assets	570,349	461,507

Non-current assets
Land, property and equipment, net	10,305	7,171
Intangible assets, net	116,231	71,648
Goodwill	409,581	278,831
Income taxes receivable	15,943	15,943
Loans receivable, non-current	49,163	26,473
Investments in other entities – equity method	33,276	25,774
Investments in privately held entities	8,896	6,396
Restricted cash	646	345
Operating lease right-of-use assets	28,792	37,396
Other assets	9,289	1,877

Total non-current assets	682,122	471,854

Total assets(1)	$1,252,471	$933,361

Liabilities, mezzanine equity and equity

Current liabilities
Accounts payable and accrued expenses	$95,757	$59,949
Fiduciary accounts payable	7,321	7,737
Medical liabilities	151,482	106,657
Dividend payable	638	638
Finance lease liabilities	591	646
Operating lease liabilities	4,884	4,607
Current portion of long-term debt	17,000	19,500
Other liabilities	32,152	18,940

Total current liabilities	309,825	218,674

Non-current liabilities
Deferred tax liability	3,250	4,072
Finance lease liabilities, net of current portion	879	1,033
Operating lease liabilities, net of current portion	27,092	36,289
Long-term debt, net of current portion and deferred financing costs	425,006	258,939
Other long-term liabilities	7,723	3,586

Total non-current liabilities	463,950	303,919

Total liabilities(1)	773,775	522,593

	June 30,	December 31,
	2024	2023
	(Unaudited)
Commitments and contingencies

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation ("APC")	(204,312)	(205,883)

Stockholders’ equity
Series A Preferred stock, $0.001 par value per share; 5,000,000 shares authorized (inclusive of all preferred stock, including Series B Preferred stock); zero issued and zero outstanding as of June 30, 2024 and 1,111,111 issued and zero outstanding as of December 31, 2023	—	—
Series B Preferred stock, $0.001 par value per share; 5,000,000 shares authorized (inclusive of all preferred stock, including Series A Preferred stock); zero issued and zero outstanding as of June 30, 2024 and 555,555 issued and zero outstanding as of December 31, 2023	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 47,541,549 and 46,843,743 shares issued and outstanding, excluding 10,584,340 and 10,584,340 treasury shares, as of June 30, 2024 and December 31, 2023, respectively	48	47
Additional paid-in capital	401,686	371,037
Retained earnings	277,140	243,134
Total stockholders’ equity	678,874	614,218

Non-controlling interest	4,134	2,433

Total equity	683,008	616,651

Total liabilities, mezzanine equity and equity	$1,252,471	$933,361

(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $671.9 million and $540.8 million as of June 30, 2024 and December 31, 2023, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $175.8 million and $146.0 million as of June 30, 2024 and December 31, 2023, respectively. These VIE balances do not include $516.4 million of investment in affiliates and $72.8 million of amounts due to affiliates as of June 30, 2024, and $273.2 million of investment in affiliates and $107.3 million of amounts due to affiliates as of December 31, 2023, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Capitation, net	$442,574	$300,549	$808,484	$600,753
Risk pool settlements and incentives	18,408	20,121	35,785	33,583
Management fee income	1,604	12,493	5,682	22,389
Fee-for-service, net	19,959	13,262	35,896	25,324
Other revenue	3,720	1,784	4,774	3,404

Total revenue	486,265	348,209	890,621	685,453

Operating expenses
Cost of services, excluding depreciation and amortization	412,805	292,876	743,204	582,273
General and administrative expenses	35,953	24,056	74,675	45,236
Depreciation and amortization	7,441	4,248	12,537	8,541

Total expenses	456,199	321,180	830,416	636,050

Income from operations	30,066	27,029	60,205	49,403

Other income (expense)
Income from equity method investments	902	2,723	1,534	5,207
Interest expense	(8,587)	(3,632)	(16,172)	(6,901)
Interest income	3,513	3,327	7,509	6,335
Unrealized (loss) gain on investments	(123)	859	976	(5,533)
Other income	6,126	1,185	1,849	2,389

Total other income (expenses), net	1,831	4,462	(4,304)	1,497

Income before provision for income taxes	31,897	31,491	55,901	50,900

Provision for income taxes	10,031	14,009	17,173	20,930

Net income	21,866	17,482	38,728	29,970

Net income attributable to non-controlling interest	2,695	4,312	4,722	3,668

Net income attributable to Astrana Health, Inc.	$19,171	$13,170	$34,006	$26,302

Earnings per share – basic	$0.40	$0.28	$0.72	$0.57

Earnings per share – diluted	$0.40	$0.28	$0.71	$0.56

EBITDA

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA as well as the reconciliation to Adjusted EBITDA margin for the three and six months ended June 30, 2024 and 2023. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended June 30,				Six Months Ended June 30,
(in thousands)	2024		2023		2024		2023
Net income	$21,866		$17,482		$38,728		$29,970
Interest expense	8,587		3,632		16,172		6,901
Interest income	(3,513)		(3,327)		(7,509)		(6,335)
Provision for income taxes	10,031		14,009		17,173		20,930
Depreciation and amortization	7,441		4,248		12,537		8,541
EBITDA	44,412		36,044		77,101		60,007

Income from equity method investments	(902)		(297)		(1,534)		(546)
Other, net	(2,983)	(1)	(1,618)	(2)	1,457	(3)	(216)	(2)
Stock-based compensation	7,390		4,213		13,138		7,658
APC excluded asset costs	—		(2,570)		—		(1,304)
Adjusted EBITDA	$47,917		$35,772		$90,162		$65,599

Total revenue	$486,265		$348,209		$890,621		$685,453

Adjusted EBITDA margin	10%		10%		10%		10%

(1)	Other, net for the three months ended June 30, 2024 relates to non-cash changes related to change in the fair value of the Company’s Collar Agreement, transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

(2)	Other, net for the three and six months ended June 30, 2023 relates to non-cash changes in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, changes in the fair value of our contingent liabilities, and changes in the fair value of the Company's Collar Agreement.

(3)	Other, net for the six months ended June 30, 2024 relates to financial guarantee via a letter of credit that we provided almost three years ago in support of two local provider-led ACOs, non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company’s Collar Agreement, transaction costs incurred for our investments and tax restructuring fees, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2024 Guidance Range
(in thousands)	Low	High
Net income	$62,500	$75,500
Interest expense	18,000	18,000
Provision for income taxes	28,000	35,000
Depreciation and amortization	28,500	28,500
EBITDA	137,000	157,000

Income from equity method investments	(5,000)	(5,000)
Other, net	6,000	6,000
Stock-based compensation	27,000	27,000
Adjusted EBITDA	$165,000	$185,000

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.